EXHIBIT 24.2

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of The Hartcourt Companies Inc. Form S-8 of our report dated March 6, 1999, appearing in the Annual Report on Form 10-KSB of The Hartcourt Companies Inc. for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

/s/  Harlan & Boettger, LLP
----------------------------------
     Harlan & Boettger

San Diego, California
August 25, 1999

                                                        [HARTCORT\FS8:MAY1999]-2

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